Exhibit 99.1

Contact:
Charles & Colvard Ltd.
Jim Braun, Chief Financial Officer
(919) 468-0399 Ext. 224 jbraun@moissanite.com

Investor Relations
Jean Fontana
ICR, Inc.
(203) 682-8200 jean.fontana@icrinc.com

Charles & Colvard Comments on K&G Litigation

MORRISVILLE, N.C., July 16, 2008— Charles & Colvard, Ltd. (NASDAQ: CTHR), the global source of moissanite, a created jewel available for use in fine jewelry, announced that K&G Creations has filed an answer and counterclaim in the Company’s previously reported collection action against K&G Creations. On June 16, 2008 the Company filed a collection action in the United States District Court for the Eastern District of North Carolina against K&G for collection of in excess of $2.8 million dollars owed the Company under a Manufacturing Agreement between the Company and the defendant that was terminated as of December 31, 2007. The Company seeks to recover approximately $2.8 million, with interest accruing at the contract rate of 12% from July 4, 2008, for moissanite jewels delivered and sold to the defendant.

K&G filed its answer, counterclaim and related pleadings on July 14, 2008 in which the defendant generally denied the Company’s claims and asserted counterclaims against the Company and certain of its executive officers for alleged breach of the Manufacturing Agreement in connection with alleged overcharges for moissanite jewels, misrepresentations regarding pricing, interference with defendant’s business relationships, forcing defendant out of the moissanite business and related matters.

Management believes that the counterclaims of defendant are without merit and the Company intends to vigorously pursue its claims against defendant and vigorously defend the counterclaims.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Currently used in fine jewelry, Charles & Colvard created Moissanite ™ is primarily marketed to the self-purchasing woman as the perfect reward or indulgence for a woman celebrating her achievements, whether personal or professional, big or small. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under

Charles & Colvard

July 16, 2008

the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’ s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the Company’ s ability to manage growth effectively, dependence on Cree, Inc. as the current supplier of the substantial majority of the raw material, ability to develop a material second source of supply, dependence on a limited number of jewelry manufacturing customers, dependence on continued growth and consumer acceptance of the Company’ s products, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.

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